UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2007

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 13, 2007, the Cleveland-Cliffs Inc (the "Company") Board of Directors declared May 13, 2008 as date for the 2008 Annual Meeting of Shareholders ("Annual Meeting"). The Annual Meeting will be held at the Forum Conference Center, One Cleveland Center, 1375 East 9th Street, Cleveland, Ohio. Only shareholders of record at the close of business on March 17, 2008 will be entitled to notice and to vote at the Annual Meeting.

Because the date of the Company’s Annual Meeting is being advanced by more than 30 days for the date of the Company’s 2007 Annual Meeting of Shareholders, notice is hereby given of the following revised deadlines with regard to shareholder proposals. The deadline for submission of shareholder proposals intended to be presented at the Annual Meeting and included in the proxy materials for the Annual Meeting is January 4, 2008. Also, in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, if notice of a proposal by a shareholder intended to be presented at the Annual Meeting is received by the Company after February 9, 2008 (which is 45 days prior to the date on which the Company intends to mail its proxy materials for the Annual Meeting), the persons authorized under the Company’s proxies may exercise discretionary authority to vote or act on such proposal if the proposal is raised at the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

November 14, 2007	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary